SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [  ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                                    TSR, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


     ----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
    22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:________

     2) Aggregate number of securities to which transaction applies:___________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):_____________

        _______________________________________________________________________

     4) Proposed maximum aggregate value of transaction:_______________________

        _______________________________________________________________________

     5) Total fee paid:________________________________________________________

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:_________________________________________________

    2) Form, Schedule or Registration No.:_____________________________________

    3) Filing Party:___________________________________________________________

    4) Date Filed:_____________________________________________________________

                                    TSR, INC.
                                 400 Oser Avenue
                               Hauppauge, NY 11788

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         to be held on December 9, 1996

                         ------------------------------

To the Stockholders of
TSR, Inc.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of TSR, Inc. (the "Company"), a Delaware corporation, will be held at the offices of the Company located at 400 Oser Avenue, Hauppauge, New York 11788, at 9:00 a.m. on December 9, 1996 for the following purposes:

     1. To elect four (4) Directors to serve for a term of one (1) year or until their respective successors have been elected and qualified;

     2. To ratify the appointment by the Board of Directors of KPMG Peat Marwick as the independent auditors of the Company to examine and report on its consolidated financial statements for the fiscal year ending May 31, 1997; and

     3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

The close of business on November 1, 1996 has been fixed as the record date for the determination of Stockholders entitled to notice of, and to vote at, the Meeting, and only Stockholders of record at such time will be entitled to vote. A list of Stockholders entitled to vote at the Meeting will be open for examination by Stockholders during ordinary business hours for a period of ten days prior to the Meeting at the offices of the Company.

You are cordially invited to attend the Meeting in person if possible. If you do not expect to be present, please sign and date the enclosed proxy and return it in the envelope enclosed for that purpose. It will assist us in reducing the expenses of the Meeting if the Stockholders who do not expect to attend in person will return their signed proxies promptly whether they own a few shares or many shares.

                                            BY ORDER OF THE BOARD OF DIRECTORS


                                                      JOHN G. SHARKEY
                                            ------------------------------------
                                                         SECRETARY

Hauppauge, New York
November 4, 1996

                                    TSR, INC.
                                 400 Oser Avenue
                               Hauppauge, NY 11788

                         ANNUAL MEETING OF STOCKHOLDERS

                         to be held on December 9, 1996

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------


The accompanying form of proxy is solicited on behalf of the Board of Directors of the Company for use at this Meeting of the Stockholders of the Company or at any adjournment thereof. The solicitation of proxies will be made by mail and the cost will be borne by the Company. The Company's executive offices are located at 400 Oser Avenue, Hauppauge, New York 11788.

Proxies in the accompanying form which are properly executed and duly returned to the Company and not revoked will be voted as specified and, if no direction is made, will be voted for the election of each of Management's four nominees for election as Directors and for the ratification of the appointment of KPMG Peat Marwick LLP. Each proxy granted is revocable and may be revoked at any time prior to its exercise by advising the Company in writing of its revocation. Also a Stockholder who attends the Meeting in person may, if he wishes, vote by ballot at the Meeting, thereby cancelling any proxy previously given. The Company intends to reimburse brokerage companies and others for forwarding proxy materials to beneficial owners of the Company's voting stock.

This Proxy Statement, the enclosed form of proxy and the Company's Annual Report for the fiscal year ended May 31, 1996 were first mailed on or about November 4, 1996 to holders of record as of November 1, 1996.

                                     1 of 8

The outstanding voting stock of the Company as of October 1, 1996 consisted of 1,457,069 shares of Common Stock, par value one ($.01) cent per share (the "Common Stock"), with each share entitled to one vote. Only Stockholders of record at the close of business on November 1, 1996 are entitled to vote at the Meeting. As of October 1, 1996, the following persons were known to Management to be beneficial owners of more than five percent of the Company's Common Stock:

                                   Amount and Nature
  Name and Address             of Beneficial Ownership
of Beneficial Owner             at October 1, 1996 (1)      Percent of Class (4)
-------------------            ------------------------     --------------------

Joseph F. Hughes (2)
400 Oser Avenue
Hauppauge, New York  11788            635,832 (3)                  43.6%

---------------

(1) Unless otherwise stated herein, each beneficial owner has sole voting power and sole investment power.

(2)  The beneficial owner is an officer and director of the Company.

(3) Mr. Hughes' ownership includes 67,732 shares of common stock held of record by his wife, as to which Mr. Hughes disclaims beneficial ownership.

(4) The number of shares outstanding as of October 1, 1996 of the Company's common stock, par value $.01 per share, was 1,457,069.


All officers and directors of the Company as a group (5 persons) beneficially owned shares of the Company's common stock as of October 1, 1996 as follows:

           Amount of Shares
          Beneficially Owned                      Percent of Class
          ------------------                      ----------------
               641,132                                 44.0%








                                     2 of 8

                              ELECTION OF DIRECTORS

At the Meeting, four (4) Directors are to be elected for a term of one (1) Year or until their respective successors have been elected and qualified. It is intended that votes will be cast pursuant to proxies received from holders of Common Stock of the Company for the nominees listed below.

If any of the nominees listed below are unavailable for election at the date of the Annual Meeting, the shares represented by the proxy will be voted for such nominee or nominees as the person or persons designated to vote shall, in their judgment, designate. Management at this time has no reason to believe that any of the nominees will not be available or will not serve if elected.

Set forth in the following table is certain information with respect to each nominee, including equity securities beneficially owned as of October 1, 1996. The statements as to securities beneficially owned are based upon information furnished by each nominee.


                                                                                           Common Stock
                                                                                          of the Company
 Names of Directors                        Principal Occupation           Year First      Owned Benefi-
    and Nominees                              at Present and               Became        cially, directly        Percentage
    for Election               Age         for Past Five Years           a Director       or indirectly          of Class
---------------------          ----        --------------------          -----------    -----------------        ----------
Joseph F. Hughes (3)            65       Chairman of the Board,             1969            635,832 (1)             43.6%
                                         Chief Executive Officer,
                                         President, Treasurer and
                                         Director of the Company.

Ernest G. Bago                  56       President, TSR Consulting          1990              5,300                  0.4%
                                         Services, Inc. and Director
                                         of the Company. From 1986-
                                         1990, NJ Branch Manager
                                         of Cap Gemini America.

John H. Hochuli, Jr. (2, 3)     66       President, Diamond                 1993                --                    --
                                         Manufacturing Corp.,
                                         a maker of aluminum
                                         doors and windows.

James J. Hill (2, 3)            62       Vice President, Sales of           1989                --                    --
                                         MRA Publications, Inc.,
                                         a medical publishing
                                         business.


------------------

(1) See footnotes to table of stock ownership of certain Stockholders at page 2.

(2)  Member of the Compensation Committee of the Board of Directors.

(3)  Member of the Audit Committee of the Board of Directors.

During the fiscal year ended May 31, 1996 the Company's Board of Directors held three meetings. Each incumbent Director, who was a director at the time of the meeting, attended all of the meetings held during such period. The Compensation Committee, consisting of the two outside directors, met once during the year, with both members in attendance. The Audit Committee also met once during the year, with all members in attendance.

                                     3 of 8

    REMUNERATION AND CERTAIN TRANSACTIONS OF EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth a summary for the last three fiscal years of all compensation paid to the Company's Chief Executive Officer and each of the other executive officers whose individual compensation exceeded $100,000 ("Named Executives").


                    SUMMARY ANNUAL COMPENSATION TABLE (1, 2)

Name and Principal Position                      Fiscal Year          Salary                Bonus
---------------------------                      -----------          ------                -----
J. F. Hughes                                        1996             $342,624             $139,000
President and Chief Executive Officer               1995              332,000              120,000
                                                    1994              320,701               75,000

Ernest G. Bago                                      1996              150,000              253,000
President, TSR Consulting Services, Inc.            1995              150,000              253,000
                                                    1994              150,000              135,000

John G. Sharkey                                     1996               95,000               35,000
Vice President, Finance                             1995               95,000               25,000
                                                    1994               95,000               10,000


----------------
(1) The aggregate amount of all perquisites and other personal benefits paid to any Named Executive is not greater than either $50,000 or 10% of the total annual salary and bonus reported for such Named Executive.

(2) During the three fiscal years indicated, the Company did not grant any stock options or stock appreciation rights, did not make any restricted stock awards and did not have a long-term incentive plan.

          BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee consists of the two outside directors who have never been officers of the Company. The Committee's general philosophy is to have a compensation plan that is competitive and will attract, retain, motivate and reward highly qualified executives.

The Compensation Committee determines the compensation levels of the executive officers. The compensation of the Chief Executive Officer, J. F. Hughes, is currently based upon a three year employment agreement which terminates May 31, 1997. The compensation of Ernest G. Bago is based upon a five year employment agreement which terminates May 31, 1999. These agreements were executed by the Committee to further ensure that the Company would retain the services of these executives to use their years of invaluable experience in the markets that the Company services in order to facilitate continued growth and profitability. The bonus provisions in the employment agreements are performance based. The agreement with Mr. Hughes contains a provision for a minumum annual bonus based on the Company's pre-tax profits and provides for an additional discretionary portion as may be determined by the Committee. For the fiscal year ended May 31, 1996, Mr. Hughes received the minimum annual bonus under the agreement. The bonus for Mr. Bago is based upon the operating profits of the contract programming subsidiary. The compensation of John G. Sharkey is based upon the achievement of both corporate and individual performance goals.

                             COMPENSATION COMMITTEE
                             JAMES J. HILL, CHAIRMAN
                              JOHN H. HOCHULI, JR.

                                     4 of 8

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

The following graph compares cumulative five-year shareholder returns (including reinvestment of dividends) on an indexed basis with the Center for Research in Security Prices ("CRSP") Index for the NASDAQ Stock Market (US Companies) and the CRSP Index for NASDAQ Computer and Data Processing Stocks (SIC Codes 737). These indices are included for comparative purposes only and do not necessarily reflect management's opinion that such indices are an appropriate measure of the relative performance of the stock involved, and are not intended to forecast or be indicative of possible future performance of the Common Stock.

         PERFORMANCE GRAPH OF TSR, INC. COMMON STOCK VERSUS BROAD MARKET
                             AND PEER GROUP INDICES


[GRAPHIC OMITTED]

                                               5/91       5/92      5/93       5/94      5/95      5/96
                                               ----       ----      ----       ----      ----      ----
TSR, Inc....................................    100        135       116        179       247       595
NASDAQ (US).................................    100        117       141        149       179       257
Computer and Data Processing................    100        138       161        171       235       361

Notes:

A. The index level for all series was set to $100 at May 31, 1991.

B. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

C. If the monthly interval based on the fiscal year-end is not a trading day, the preceding trading day is used.

                                     5 of 8

                               COMPENSATION PLANS

The following described plans adopted by the Company pursuant to which cash or non-cash compensation was paid during the years ended May 31, 1994, 1995, or 1996, or pursuant to which such compensation may be distributed in the future, to the Named Executives.

401(k) Deferred Compensation and Profit Sharing Plan

In 1985, the Company adopted a voluntary retirement savings plan for employees who have attained age 21 and have at least six months of service. This plan permits employees to contribute, on a pre-tax basis, up to 15% of their compensation. Also, the plan has a matching provision whereby the Company matches 50% of the first 4% of the employee's basic contribution. However, the matching provision does not apply to the Named Executives and other highly paid individuals. Additionally, the plan provides for discretionary profit sharing contributions as determined by the Board of Directors. There were no such contributions for the fiscal years ended May 31, 1994, 1995, or 1996.

Compensation of Directors

For their service, members of the Board of Directors who are not salaried employees of the Company received an annual retainer of $5,000, payable quarterly during fiscal 1996. This amount has been increased to $6,000 per year for fiscal 1997.

Employment Contracts and Termination of Employment and Change in Control Arrangements

In June 1994, an employment agreement was entered into with Ernest G. Bago providing for an annual base salary of $150,000, and providing for additional incentive compensation based upon certain criteria which are agreed upon from time to time, such criteria being currently based primarily on the profitability of the Company's contract programming subsidiary. During fiscal year 1996, $253,000 in incentive compensation was paid. This agreement is for a five year term and provides for severance, in the event of termination, of the base salary for the shorter of three years or the remainder of the original term.

In March 1994, an employment agreement was entered into with J. F. Hughes which terminates May 31, 1997. This agreement provides for an initial base salary of $332,000 with annual adjustments based upon increases in the Consumer Price Index, such increases to be no less than 3% and no more than 8% per year. Additionally, the agreement provides for an annual discretionary bonus for each fiscal year, the maximum to be $50,000 if pre-tax profits are less than $1,000,000 and a minimum of 7.5% of pre-tax profits if such profits exceed $1,000,000. In fiscal 1996, Mr. Hughes received the minimum bonus of 7.5% of pre-tax profits or $139,000.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and greater than ten percent Shareholders are required by regulation of the Commission to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the fiscal year ended May 31, 1996, all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were satisfied.

                                                                   (continued)

                                     6 of 8

Certain Relationships and Related Transactions

Mr. James J. Hughes, son of Joseph F. Hughes, has been employed by the Company since 1975, except for the period August 1986 through August 1987 when he was employed at Kidder, Peabody & Co. as a registered representative. He is currently Vice President of Construction Data Services, Inc., the subsidiary which is engaged in providing construction specification data bases on magnetic media. During fiscal year 1996, he received total cash compensation of $169,000.

Mr. Christopher Hughes, son of Joseph F. Hughes, has been employed by the Company since 1983 and is currently a Vice President for the contract programming services subsidiary. He received total cash compensation of $136,000 during fiscal year 1996.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

KPMG Peat Marwick LLP, certified public accountants, have been appointed by the Company's Board of Directors as independent auditors for the Company to examine and report on its financial statements for fiscal year ending May 31, 1997. KPMG Peat Marwick LLP audited and reported on the Company's financial statements for the year ended May 31, 1996 and it is expected that a representative of KPMG Peat Marwick LLP will be present at the Meeting with an opportunity to make a statement if he desires to do so and will be available to respond to questions. The appointment of the independent auditors will be ratified if it receives the affirmative vote of the holders of a majority of shares of the Company's Common Stock present at the Meeting, in person or by proxy. Submission of the appointment of the auditors to the Stockholders for ratification will not limit the authority of the Board of Directors to appoint another accounting firm to serve as independent auditors if the present auditors resign or their engagement is otherwise terminated. If the Stockholders do not ratify the appointment of KPMG Peat Marwick LLP at the Meeting, Management intends to call a special meeting of Stockholders to be held as soon as practicable after the Annual Meeting to ratify the appointment of another independent public accounting firm as independent auditors for the Company.

                             STOCKHOLDER'S PROPOSALS

Any proposal by a Stockholder of the Company intended to be presented at the 1997 Annual Meeting of Stockholders must be received by the Company at its principal executive office not later than August 1, 1997 for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Any such proposal must also comply with the other requirements of the proxy solicitation rules of the Securities and Exchange Commission.

                             FORM 10-K ANNUAL REPORT

UPON WRITTEN REQUEST BY ANY STOCKHOLDER ENTITLED TO VOTE AT THE ANNUAL MEETING, THE COMPANY WILL FURNISH THAT PERSON, WITHOUT CHARGE, WITH A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MAY 31, 1996, WHICH IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. If the person requesting the report was not a Stockholder of record on November 1, 1996, the request must contain a good faith representation that the person making the request was a beneficial owner of the Company's stock at the close of business on such date. Requests should be addressed to Mr. John
G. Sharkey, Secretary, TSR, Inc., 400 Oser Avenue, Hauppauge, NY 11788.

                                     7 of 8

            OTHER BUSINESS SOLICITATION AND EXPENSES OF SOLICITATION

Management does not know of any other matters to be brought before the Meeting, except those set forth in the notice thereof. If other business is properly presented for consideration at the Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgement on such matters.

The cost of preparing this Proxy Statement and all other costs in connection with this solicitation of proxies for the Annual Meeting of Stockholders are being borne by the Company.

Your cooperation in giving this matter your immediate attention and in returning your proxies will be appreciated.

                                  BY THE ORDER OF DIRECTORS
                                      JOHN G. SHARKEY
                                         SECRETARY

November 4, 1996

                                     8 of 8

                                   PROXY CARD

                                                                        Front

                                    TSR, INC.
                                 400 OSER AVENUE
                            HAUPPAUGE, NEW YORK 11788

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                DECEMBER 9, 1996
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints JOSEPH F. HUGHES and ERNEST G. BAGO or either of them, each with full power of substitution, proxies of the undersigned to vote all shares of common stock of TSR, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on the 9th of December, 1996 at 9:00 a.m., at the offices of the Company located at 400 Oser Avenue, Hauppauge, NY, and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat. Said proxies are instructed to vote as follows:

1. FOR |_|  WITHHOLDING VOTE |_|  The election of all nominees for director
                                  listed below.

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY PARTICULAR NOMINEE, STRIKE A LINE THROUGH THE NOMINE'S NAME IN THE LIST BELOW.

     Joseph F. Hughes, Ernest G. Bago, James J. Hill, John H. Hochuli, Jr.

2. FOR |_| AGAINST |_| ABSTAIN |_| The ratification of the appointment by the Board of Directors of the Company of KPMG Peat Marwick LLP as the independent auditors of the Company to examine and report on its financial statements for the year ending May 31, 1997.

3. In accordance with their best judgement with respect to any other business that may properly come before the meeting.

                (Continued and to be signed on the reverse side.)

                                   PROXY CARD

                                                                         Back

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE ABOVE PROPOSALS.

Receipt is acknowledged of the Notice and Proxy Statements relating to this meeting.

                                     Dated: ___________________________ , 1996


                                     ------------------------------------------
                                                    Signature

                                     -------------------------------------------
                                                    Signature

Please sign as name(s) appear(s) hereon. Proxies should be dated when signed. When signing as attorney, executor, administrator, trustee or guardian, the full title of such should be given. Only authorized officers should sign for a corporation. If shares are registered in more than one name, each joint owner should sign.